Exhibit 99.1

Renasant and The First Announce
Receipt of Regulatory Approvals for Merger

TUPELO, Miss. --March 17, 2025--Renasant Corporation (NYSE: RNST) (“Renasant”) and The First Bancshares, Inc. (NYSE: FBMS) (“The First”) jointly announced today that they have received all necessary regulatory approvals to complete the proposed merger of The First with and into Renasant, and the related merger of The First’s wholly owned subsidiary, The First Bank, with and into Renasant Bank, Renasant’s wholly owned subsidiary. Renasant and The First previously announced that their respective shareholders approved the proposed merger at special shareholder meetings on October 22, 2024.

“We’re excited to have received regulatory approval to move forward with the merger between The First and Renasant,” said Renasant CEO and Executive Vice Chairman, Mitch Waycaster. “We believe this merger creates a transformative partnership between two great organizations with shared values and a commitment to serving our customers and communities.”

Renasant and The First expect to close the merger on April 1, 2025, subject to the satisfaction of other customary closing conditions. The combination will result in a financial services institution with approximately $26 billion in assets and more than 250 locations throughout the Southeast, as well as offering factoring and asset-based lending on a nationwide basis.

“I am confident we are building a strong foundation for the future, and we look forward to seeing our alliance come to fruition,” said The First CEO and President, Hoppy Cole. “We believe the combination of our two like-minded banks will unlock new possibilities that neither could achieve alone.”

About Renasant Corporation:
Renasant Corporation is the parent of Renasant Bank, a 120-year-old financial services institution. Renasant has assets of approximately $18.0 billion and operates 186 banking, lending, mortgage, and wealth management offices throughout the Southeast as well as offering factoring and asset-based lending on a nationwide basis. Additional information is available on Renasant’s website: www.renasantbank.com.

About The First Bancshares, Inc.:
The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First Bank. Founded in 1996, the First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. Additional information is available on The First’s website: www.thefirstbank.com.

Forward-looking statements:
This press release may contain, or incorporate by reference, statements about Renasant Corporation that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words and phrases such as “may,” “approximately,” “continue,” “should,” “expects,” “projects,” “anticipates,” “is likely,” “look ahead,” “look forward,” “believes,” “will,” “intends,” “estimates,” “strategy,” “plan,” “could,” “potential,” “possible” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include information about Renasant’s future financial performance, business strategy, and projected plans and objectives, including related to the merger transaction involving Renasant and The First, and are based on the current beliefs and expectations of management. Renasant’s management believes these forward-looking statements are reasonable, but they are all inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond Renasant’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties and, accordingly, investors should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

Additional information about the Renasant/First Merger:
This communication is being made in respect of the merger transaction involving Renasant and The First. In connection with the merger, Renasant filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement for The First that also constitutes a definitive prospectus of Renasant, and Renasant may file additional documents concerning the merger with the SEC. This release does not constitute an offer to sell or the solicitation of an offer to buy any securities. Before making any investment decision, The First investors are urged to read the definitive proxy statement/prospectus and any other documents to be filed with the SEC in connection with the merger or incorporated by reference in the definitive proxy statement/prospectus because they will contain important information about Renasant, The First and the merger. The definitive proxy statement/prospectus was mailed to shareholders of The First on September 17, 2024. Investors may obtain copies of the proxy statement/prospectus and other relevant documents filed by Renasant (when they become available) free of charge at the SEC’s website (www.sec.gov). In addition, documents filed with the SEC by Renasant will be available free of charge from Jim Mabry, Chief Financial Officer, Renasant Corporation, 209 Troy Street, Tupelo, Mississippi 38804-4827, telephone: (662) 680-1281.
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Contacts: For Media:
John S. Oxford
Senior Vice President
Chief Marketing Officer
(662) 680-1219
joxford@renasant.com
For Financials:
James C. Mabry IV
Executive Vice President
Chief Financial Officer
(662) 680-1281
jim.mabry@renasant.com